Exhibit 10.54

Motorola Solutions, Inc.

2012-2014 LRIP Terms

Design Feature	2012-2014 LRIP
Performance Cycle	Three years from 2012-2014
Eligible Population	CVP and above
Performance Criteria

Relative Total Shareholder Return (TSR)

TSR Defined as:

Ending stock price

    Daily average during the final three months of the Performance Cycle

+ Value of reinvested dividends

= Total ending value

– Beginning stock price

    Daily average during the three months preceding the Performance Cycle

= Total value created

÷ Beginning share price

    Daily average during the three months preceding the Performance Cycle

= Total shareholder return

Negative TSR Component	If the resulting TSR performance for Motorola Solutions is negative, the Committee will have negative discretion to reduce the final payout up to a 25% reduction of the calculated payout.
Comparator Group	Aruba Networks, Inc.	Johnson Controls, Inc.
	Danaher Corp.	JVC Kenwood Corp.
	Eaton Corp.	NCR Corp.
	Emerson Electric Co.	Parker-Hannifin Corp.
	Harris Corp.	Raytheon Co.
	Honeywell International, Inc.	Rockwell Collins, Inc.
	Ingersoll-Rand PLC	TE Connectivity Ltd.
	Intermec, Inc.	Tyco International Ltd.
Payout Scale	A comparator company must be publicly traded on or after July 1, 2013, to be included in the TSR rank among other companies at the end of the performance cycle.

Exhibit 10.54

In the event a comparator company stops being publicly traded before July 1, 2013, the company will be excluded from the
TSR rank at the end of the performance cycle and the payout scale will be adjusted as follows:

Payout Scale If 15 Comparator Companies:	Payout Scale If 14 Comparator Companies:

Payout Scale If 13 Comparator Companies:	Payout Scale If 12 Comparator Companies:

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